Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 20, 2013 (except Note 2, as to which the date is February 13, 2014) in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of TriNet Group, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California

February 13, 2014